EXHBIIT 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	September 30, 2016	December 31, 2015

ASSETS
Current Assets:
Cash and Cash Equivalents	$40,056	$23,947
Receivables, Net	963,279	775,480
Unbilled Revenues	187,749	202,647
Taxes Receivable	4,527	305,359
Fuel, Materials, Supplies and Inventory	311,051	336,476
Regulatory Assets	752,378	845,843
Prepayments and Other Current Assets	155,612	129,034
Total Current Assets	2,414,652	2,618,786

Property, Plant and Equipment, Net	20,807,943	19,892,441

Deferred Debits and Other Assets:
Regulatory Assets	3,469,879	3,737,960
Goodwill	3,519,401	3,519,401
Marketable Securities	525,809	516,478
Other Long-Term Assets	344,653	295,243
Total Deferred Debits and Other Assets	7,859,742	8,069,082

Total Assets	$31,082,337	$30,580,309

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$734,500	$1,160,953
Long-Term Debt - Current Portion	373,883	228,883
Accounts Payable	679,505	813,646
Obligations to Third Party Suppliers	166,845	128,564
Regulatory Liabilities	160,442	107,759
Other Current Liabilities	526,853	549,985
Total Current Liabilities	2,642,028	2,989,790

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	5,442,856	5,147,678
Regulatory Liabilities	550,162	513,595
Derivative Liabilities	427,382	337,102
Accrued Pension, SERP and PBOP	1,116,240	1,407,288
Other Long-Term Liabilities	875,589	871,499
Total Deferred Credits and Other Liabilities	8,412,229	8,277,162

Capitalization:
Long-Term Debt	9,235,128	8,805,574

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,669,392	1,669,313
Capital Surplus, Paid In	6,256,580	6,262,368
Retained Earnings	3,087,006	2,797,355
Accumulated Other Comprehensive Loss	(65,617)	(66,844)
Treasury Stock	(309,977)	(309,977)
Common Shareholders' Equity	10,637,384	10,352,215
Total Capitalization	20,028,080	19,313,357

Total Liabilities and Capitalization	$31,082,337	$30,580,309

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2016	2015	2016	2015

Operating Revenues	$2,039,706	$1,933,105	$5,862,525	$6,263,597

Operating Expenses:
Purchased Power, Fuel and Transmission	665,810	702,640	2,001,929	2,549,807
Operations and Maintenance	324,734	327,283	965,584	977,306
Depreciation	181,288	167,884	531,781	495,389
Amortization of Regulatory Assets/(Liabilities), Net	43,942	(16,851)	56,223	42,587
Energy Efficiency Programs	149,121	132,107	405,962	380,559
Taxes Other Than Income Taxes	164,942	150,804	479,219	439,221
Total Operating Expenses	1,529,837	1,463,867	4,440,698	4,884,869
Operating Income	509,869	469,238	1,421,827	1,378,728
Interest Expense	99,865	92,534	298,568	279,635
Other Income, Net	13,641	5,241	23,689	23,866
Income Before Income Tax Expense	423,645	381,945	1,146,948	1,122,959
Income Tax Expense	156,446	144,146	428,186	420,640
Net Income	267,199	237,799	718,762	702,319
Net Income Attributable to Noncontrolling Interests	1,880	1,879	5,639	5,639
Net Income Attributable to Common Shareholders	$265,319	$235,920	$713,123	$696,680

Basic Earnings Per Common Share	$0.83	$0.74	$2.24	$2.20

Diluted Earnings Per Common Share	$0.83	$0.74	$2.24	$2.19

Dividends Declared Per Common Share	$0.45	$0.42	$1.34	$1.25

Weighted Average Common Shares Outstanding:
Basic	317,787,836	317,452,212	317,696,823	317,296,107
Diluted	318,577,079	318,405,269	318,511,609	318,396,042

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
(Thousands of Dollars)	2016	2015

Operating Activities:
Net Income	$718,762	$702,319
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	531,781	495,389
Deferred Income Taxes	301,413	153,353
Pension, SERP and PBOP Expense	31,627	71,802
Pension and PBOP Contributions	(121,854)	(162,880)
Regulatory Overrecoveries, Net	152,808	31,874
Amortization of Regulatory Assets, Net	56,223	42,587
Other	(27,671)	(39,822)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(191,454)	(148,442)
Fuel, Materials, Supplies and Inventory	25,425	47,380
Taxes Receivable/Accrued, Net	347,898	383,047
Accounts Payable	(121,513)	(233,660)
Other Current Assets and Liabilities, Net	(53,077)	8,370
Net Cash Flows Provided by Operating Activities	1,650,368	1,351,317

Investing Activities:
Investments in Property, Plant and Equipment	(1,359,171)	(1,177,285)
Proceeds from Sales of Marketable Securities	444,209	556,582
Purchases of Marketable Securities	(437,197)	(535,044)
Other Investing Activities	(9,463)	(2,769)
Net Cash Flows Used in Investing Activities	(1,361,622)	(1,158,516)

Financing Activities:
Cash Dividends on Common Shares	(423,471)	(397,363)
Cash Dividends on Preferred Stock	(5,639)	(5,639)
Decrease in Notes Payable	(426,453)	(387,575)
Issuance of Long-Term Debt	800,000	825,000
Retirements of Long-Term Debt	(200,000)	(216,700)
Other Financing Activities	(17,074)	(13,446)
Net Cash Flows Used in Financing Activities	(272,637)	(195,723)
Net Increase/(Decrease) in Cash and Cash Equivalents	16,109	(2,922)
Cash and Cash Equivalents - Beginning of Period	23,947	38,703
Cash and Cash Equivalents - End of Period	$40,056	$35,781

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.